Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fourth Quarter and Fiscal Year 2023 Results
Fiscal Year 2023 Total Revenues of $2,155.1M, up 16% Year Over Year;
Q4 Total Revenues of $563.4M, up 16% Year Over Year
Fiscal Year 2023 Subscription Services Revenues of $1,733.0M, up 17% Year Over Year;
Q4 Subscription Services Revenues of $460.2M, up 16% Year Over Year

PLEASANTON, CA - March 1, 2023 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fourth quarter and fiscal year ended January 31, 2023.
“Our partnership with the industry strengthened in all customer segments and geographies this year as we build a durable, growth business for the long term,” said CEO Peter Gassner. “We are early in our very large industry cloud opportunity with an exceptional product innovation and execution engine. It’s this combination of opportunity and execution that positions us well for the future.”
Fiscal 2023 Fourth Quarter Results:
•Revenues: Total revenues for the fourth quarter were $563.4 million, up from $485.5 million one year ago, an increase of 16% year over year. Subscription services revenues for the fourth quarter were $460.2 million, up from $395.7 million one year ago, an increase of 16% year over year.
•Operating Income and Non-GAAP Operating Income(1): Fourth quarter operating income was $108.9 million, compared to $119.7 million one year ago, a decrease of 9% year over year. Non-GAAP operating income for the fourth quarter was $209.4 million, compared to $186.3 million one year ago, an increase of 12% year over year.
•Net Income and Non-GAAP Net Income(1): Fourth quarter net income was $188.5 million, compared to $97.1 million one year ago, an increase of 94% year over year. Non-GAAP net income for the fourth quarter was $186.3 million, compared to $147.0 million one year ago, an increase of 27% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the fourth quarter, fully diluted net income per share was $1.16, compared to $0.60 one year ago, while non-GAAP fully diluted net income per share was $1.15, compared to $0.90 one year ago.
Fiscal Year 2023 Results:
•Revenues: Total revenues for the fiscal year ended January 31, 2023 were $2,155.1 million, up from $1,850.8 million one year ago, an increase of 16% year over year. Subscription services revenues were $1,733.0 million, up from $1,484.0 million one year ago, an increase of 17% year over year.
•Operating Income and Non-GAAP Operating Income(1): Fiscal year 2023 operating income was $459.1 million, compared to $505.5 million one year ago, a decrease of 9% year over year. Non-GAAP operating income for fiscal year 2023 was $830.5 million, compared to $758.7 million one year ago, an increase of 9% year over year.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•Net Income and Non-GAAP Net Income(1): Fiscal year 2023 net income was $487.7 million, compared to $427.4 million one year ago, an increase of 14% year over year. Non-GAAP net income for fiscal year 2023 was $695.6 million, compared to $604.7 million one year ago, an increase of 15% year over year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For fiscal year 2023, fully diluted net income per share was $3.00, compared to $2.63 one year ago, while non-GAAP fully diluted net income per share was $4.28, compared to $3.73 one year ago.
“Veeva ended the fiscal year with another quarter of broad-based growth and profitability,” said CFO Brent Bowman. “We are taking a disciplined, long-term approach, and investing in the right people and the right markets as we progress toward achieving our 2025 targets a year early.”
Recent Highlights:
•Expanding Partnership with the Life Sciences Industry — Progressing on its vision to become the most strategic partner to the industry, Veeva finished the year with 1,388 customers, up 174 from the year prior. Veeva Commercial Solutions ended the year with a total of 684 customers and Veeva R&D Solutions ended the year with a total of 1,025 customers.(2)(3)
•Veeva Vault EDC for Six Top 20 Pharmas — Veeva Vault EDC signed three additional top 20 pharmas in the fourth quarter for a total of six top 20 pharmas now committed to using Vault EDC for all new clinical trials. Vault EDC is part of Veeva’s overall clinical data management suite, which also includes solutions for data cleansing and aggregation, ePro, and RTSM.
•Surpassing $2 Billion in Revenue with a Long Runway Ahead — This milestone reflects growing revenue across Commercial and R&D Solutions. Early in its industry cloud opportunity and with a focus on customer success and product excellence, Veeva continues to innovate to support the most critical functions for a life sciences company and now delivers more than 30 major software and data products designed to advance the industry.
Financial Outlook:
Veeva is providing guidance for its fiscal first quarter ending April 30, 2023 as follows:
•Total revenues between $514 and $516 million.
•Non-GAAP operating income between $141 and $143 million(4).
•Non-GAAP fully diluted net income per share between $0.79 and $0.80(4).
Veeva is providing guidance for its fiscal year ending January 31, 2024 as follows:
•Total revenues between $2,350 and $2,360 million.
•Non-GAAP operating income of about $800 million(4).
•Non-GAAP fully diluted net income per share of approximately $4.33(4).
Veeva is providing guidance for its fiscal year ending January 31, 2025 for the following metrics:
•Total revenues of at least $2,800 million.
•Non-GAAP operating income of at least $1,000 million(4).

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, March 1, 2023, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fourth Quarter and Fiscal Year 2023 Results Conference Call
When:	Wednesday, March 1, 2023
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://conferencingportals.com/event/badXudFz
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) The combined customer counts for Commercial Solutions and R&D Solutions exceed the total customer count in each year because some customers subscribe to products in both areas. Commercial Solutions consist of our Veeva Commercial Cloud, Veeva Data Cloud, and Veeva Claims solutions. R&D Solutions consist of our Veeva Development Cloud, Veeva RegulatoryOne, and Veeva QualityOne solutions.
(3) Customer count totals are presented net of customer attrition during the period.
(4) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the first fiscal quarter ending April 30, 2023, fiscal year ending January 31, 2024, or fiscal year ending January 31, 2025 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

About Veeva Systems
Veeva is the global leader in cloud software for the life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,000 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance provided as of March 1, 2023 about Veeva's expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including as a result of competitive factors, customer decisions and priorities, events that impact the life sciences industry, issues related to the security or performance of our products, issues that impact our ability to hire, retain and adequately compensate talented employees, and general macroeconomic and geopolitical events (including inflationary pressures, rising interest rates, currency exchange fluctuations, impacts related to Russia’s invasion of Ukraine, and the pandemic). We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 39 and 40 in our filing on Form 10-Q for the period ended October 31, 2022, which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-Q and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.
###
Investor Relations Contact:
Ato Garrett
Veeva Systems Inc.
925-271-4204
ir@veeva.com
Media Contact:
Maria Scurry
Veeva Systems Inc.
781-366-7617
pr@veeva.com

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2023	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$886,465	$1,138,040
Short-term investments	2,216,163	1,238,064
Accounts receivable, net	703,055	631,134
Unbilled accounts receivable	82,174	63,266
Prepaid expenses and other current assets	81,456	36,679
Total current assets	3,969,313	3,107,183
Property and equipment, net	49,817	54,495
Deferred costs, net	31,825	33,106
Lease right-of-use assets	55,336	49,640
Goodwill	439,877	439,877
Intangible assets, net	82,476	101,940
Deferred income taxes	136,697	5,097
Other long-term assets	38,955	25,127
Total assets	$4,804,296	$3,816,465

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$41,678	$20,348
Accrued compensation and benefits	44,282	33,834
Accrued expenses and other current liabilities	35,306	36,109
Income tax payable	4,946	7,761
Deferred revenue	869,285	731,746
Lease liabilities	11,306	10,981
Total current liabilities	1,006,803	840,779
Deferred income taxes	1,492	2,216
Lease liabilities, noncurrent	49,670	43,607
Other long-term liabilities	30,079	18,226
Total liabilities	1,088,044	904,828
Stockholders’ equity:
Class A common stock	2	2
Class B common stock	—	—
Additional paid-in capital	1,532,627	1,196,547
Accumulated other comprehensive loss	(31,129)	(11,958)
Retained earnings	2,214,752	1,727,046
Total stockholders’ equity	3,716,252	2,911,637
Total liabilities and stockholders’ equity	$4,804,296	$3,816,465

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2023	2022	2023	2022
Revenues:
Subscription services(5)	$460,152	$395,683	$1,733,002	$1,483,976
Professional services and other(6)	103,237	89,816	422,058	366,801
Total revenues	563,389	485,499	2,155,060	1,850,777
Cost of revenues(7):
Cost of subscription services	68,913	60,137	257,635	224,911
Cost of professional services and other	95,401	75,744	351,770	278,767
Total cost of revenues	164,314	135,881	609,405	503,678
Gross profit	399,075	349,618	1,545,655	1,347,099
Operating expenses(7):
Research and development	142,538	105,275	520,278	382,035
Sales and marketing	89,049	79,239	348,691	288,061
General and administrative	58,565	45,386	217,595	171,507
Total operating expenses	290,152	229,900	1,086,564	841,603
Operating income	108,923	119,718	459,091	505,496
Other (losses) income, net	26,440	(239)	50,005	6,815
Income before income taxes	135,363	119,479	509,096	512,311
Provision for income taxes	(53,170)	22,383	21,390	84,921
Net income	$188,533	$97,096	$487,706	$427,390
Net income per share:
Basic	$1.20	$0.63	$3.14	$2.79
Diluted	$1.16	$0.60	$3.00	$2.63
Weighted-average shares used to compute net income per share:
Basic	156,512	153,937	155,385	153,251
Diluted	162,104	162,681	162,437	162,277
Other comprehensive income:
Net change in unrealized gain (loss) on available-for-sale investments	$15,868	$(5,828)	$(14,854)	$(9,872)
Net change in cumulative foreign currency translation loss	(1,355)	(392)	(4,317)	(3,078)
Comprehensive income	$203,046	$90,876	$468,535	$414,440

(5) Includes subscription services revenues from the following product areas:
Veeva Commercial Solutions	$242,896	$227,302	$946,252	$876,458
Veeva R&D Solutions	217,256	168,381	786,750	607,518
Total subscription services	$460,152	$395,683	$1,733,002	$1,483,976

(6) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$44,161	$40,845	$177,188	$165,086
Veeva R&D Solutions	59,076	48,971	244,870	201,715
Total professional services and other	$103,237	$89,816	$422,058	$366,801

(7) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,651	$1,281	$6,257	$4,795
Cost of professional services and other	13,307	9,714	50,341	36,293
Research and development	39,430	22,374	141,571	83,837
Sales and marketing	23,010	15,058	87,509	56,830
General and administrative	18,147	13,290	66,229	52,881
Total stock-based compensation	$95,545	$61,717	$351,907	$234,636

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

VEEVA SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$188,533	$97,096	$487,706	$427,390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,679	7,041	29,122	27,448
Reduction of operating lease right-of-use assets	3,136	2,889	12,198	11,445
(Accretion) Amortization of discount on short-term investments	(2,608)	1,405	(3,624)	6,264
Stock-based compensation	95,545	61,717	351,907	234,636
Amortization of deferred costs	4,989	6,624	22,096	26,050
Deferred income taxes	(43,133)	905	(127,502)	11,079
(Gain) Loss on foreign currency from mark-to-market derivative	(222)	(1,150)	971	(782)
Bad debt expense (recovery)	(954)	77	256	272
Changes in operating assets and liabilities:
Accounts receivable	(459,243)	(419,490)	(72,177)	(67,020)
Unbilled accounts receivable	(89)	4,704	(18,908)	(16,060)
Deferred costs	(8,939)	(5,639)	(20,815)	(17,084)
Other current and long-term assets	(43,649)	(6,188)	(47,399)	(2,910)
Accounts payable	766	(5,262)	21,429	(2,997)
Accrued expenses and other current liabilities	6,622	793	9,276	9,439
Income taxes payable	(49,520)	(6,718)	(2,815)	5,275
Deferred revenue	362,485	315,186	140,472	116,144
Operating lease liabilities	(2,908)	(3,005)	(10,644)	(11,607)
Other long-term liabilities	4,808	3,069	8,921	7,481
Net cash provided by operating activities	63,298	54,054	780,470	764,463
Cash flows from investing activities
Purchases of short-term investments	(280,628)	(181,450)	(1,996,878)	(1,117,076)
Maturities and sales of short-term investments	245,273	135,856	1,002,707	792,918
Acquisitions, net of cash and restricted cash acquired	—	(5,647)	—	(7,780)
Long-term assets	(3,907)	(3,919)	(13,512)	(14,214)
Net cash used in investing activities	(39,262)	(55,160)	(1,007,683)	(346,152)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	—	—	—	(384)
Proceeds from exercise of common stock options	13,538	8,228	43,654	51,538
Taxes paid related to net share settlement of equity awards	(15,779)	(18,784)	(63,030)	(55,294)
Net cash used in financing activities	(2,241)	(10,556)	(19,376)	(4,140)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(489)	(243)	(4,986)	(4,657)
Net change in cash, cash equivalents, and restricted cash	21,306	(11,905)	(251,575)	409,514
Cash, cash equivalents, and restricted cash at beginning of period	868,344	1,153,130	1,141,225	731,711
Cash, cash equivalents, and restricted cash at end of period	$889,650	$1,141,225	$889,650	$1,141,225

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$76,028	$10,708	$82,009	$56,172

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefits. Excess tax benefits from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva excludes excess tax benefits for its internal management reporting processes. Veeva management also finds it useful to exclude excess tax benefits when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits, Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended January 31,		Fiscal year ended January 31,
	2023	2022	2023	2022
Net cash provided by operating activities on a GAAP basis	$63,298	$54,054	$780,470	764,463
Excess tax benefits from employee stock plans	(76,028)	(10,708)	(82,009)	(56,172)
Net cash (used in) provided by operating activities on a non-GAAP basis	$(12,730)	$43,346	$698,461	$708,291

Net cash used in investing activities on a GAAP basis	$(39,262)	$(55,160)	$(1,007,683)	$(346,152)

Net cash used in financing activities on a GAAP basis	$(2,241)	$(10,556)	$(19,376)	$(4,140)

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended January 31,		Fiscal year ended January 31,
	2023	2022	2023	2022
Cost of subscription services revenues on a GAAP basis	$68,913	$60,137	$257,635	$224,911
Stock-based compensation expense	(1,651)	(1,281)	(6,257)	(4,795)
Amortization of purchased intangibles	(1,126)	(1,076)	(4,469)	(3,902)
Cost of subscription services revenues on a non-GAAP basis	$66,136	$57,780	$246,909	$216,214

Gross margin on subscription services revenues on a GAAP basis	85.0%	84.8%	85.1%	84.8%
Stock-based compensation expense	0.4	0.3	0.4	0.3
Amortization of purchased intangibles	0.2	0.3	0.3	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.6%	85.4%	85.8%	85.4%

Cost of professional services and other revenues on a GAAP basis	$95,401	$75,744	$351,770	$278,767
Stock-based compensation expense	(13,307)	(9,714)	(50,341)	(36,293)
Amortization of purchased intangibles	(139)	(139)	(550)	(550)
Cost of professional services and other revenues on a non-GAAP basis	$81,955	$65,891	$300,879	$241,924

Gross margin on professional services and other revenues on a GAAP basis	7.6%	15.7%	16.7%	24.0%
Stock-based compensation expense	12.9	10.7	11.9	9.9
Amortization of purchased intangibles	0.1	0.2	0.1	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	20.6%	26.6%	28.7%	34.0%

Gross profit on a GAAP basis	$399,075	$349,618	$1,545,655	$1,347,099
Stock-based compensation expense	14,958	10,995	56,598	41,088
Amortization of purchased intangibles	1,265	1,215	5,019	4,452
Gross profit on a non-GAAP basis	$415,298	$361,828	$1,607,272	$1,392,639

Gross margin on total revenues on a GAAP basis	70.8%	72.0%	71.7%	72.8%
Stock-based compensation expense	2.7	2.2	2.7	2.2
Amortization of purchased intangibles	0.2	0.3	0.2	0.2
Gross margin on total revenues on a non-GAAP basis	73.7%	74.5%	74.6%	75.2%

Research and development expense on a GAAP basis	$142,538	$105,275	$520,278	$382,035
Stock-based compensation expense	(39,430)	(22,374)	(141,571)	(83,837)
Amortization of purchased intangibles	(29)	(29)	(113)	(113)
Research and development expense on a non-GAAP basis	$103,079	$82,872	$378,594	$298,085

© 2023 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended January 31,		Fiscal year ended January 31,
	2023	2022	2023	2022
Sales and marketing expense on a GAAP basis	$89,049	$79,239	$348,691	$288,061
Stock-based compensation expense	(23,010)	(15,058)	(87,509)	(56,830)
Amortization of purchased intangibles	(3,555)	(3,518)	(14,105)	(13,728)
Sales and marketing expense on a non-GAAP basis	$62,484	$60,663	$247,077	$217,503

General and administrative expense on a GAAP basis	$58,565	$45,386	$217,595	$171,507
Stock-based compensation expense	(18,147)	(13,290)	(66,229)	(52,881)
Amortization of purchased intangibles	(57)	(56)	(227)	(227)
General and administrative expense on a non-GAAP basis	$40,361	$32,040	$151,139	$118,399

Operating expense on a GAAP basis	$290,152	$229,900	$1,086,564	$841,603
Stock-based compensation expense	(80,587)	(50,722)	(295,309)	(193,548)
Amortization of purchased intangibles	(3,641)	(3,603)	(14,445)	(14,068)
Operating expense on a non-GAAP basis	$205,924	$175,575	$776,810	$633,987

Operating income on a GAAP basis	$108,923	$119,718	$459,091	$505,496
Stock-based compensation expense	95,545	61,717	351,907	234,636
Amortization of purchased intangibles	4,906	4,818	19,464	18,520
Operating income on a non-GAAP basis	$209,374	$186,253	$830,462	$758,652

Operating margin on a GAAP basis	19.3%	24.7%	21.3%	27.3%
Stock-based compensation expense	17.0	12.7	16.3	12.7
Amortization of purchased intangibles	0.9	1.0	0.9	1.0
Operating margin on a non-GAAP basis	37.2%	38.4%	38.5%	41.0%

Net income on a GAAP basis	$188,533	$97,096	$487,706	$427,390
Stock-based compensation expense	95,545	61,717	351,907	234,636
Amortization of purchased intangibles	4,906	4,818	19,464	18,520
Income tax effect on non-GAAP adjustments(8)	(102,691)	(16,680)	(163,508)	(75,827)
Net income on a non-GAAP basis	$186,293	$146,951	$695,569	$604,719

Diluted net income per share on a GAAP basis	$1.16	$0.60	$3.00	$2.63
Stock-based compensation expense	0.59	0.38	2.17	1.45
Amortization of purchased intangibles	0.03	0.03	0.12	0.11
Income tax effect on non-GAAP adjustments(8)	(0.63)	(0.11)	(1.01)	(0.46)
Diluted net income per share on a non-GAAP basis	$1.15	$0.90	$4.28	$3.73
________________________
(8) For the three months and fiscal years ended January 31, 2023 and 2022, management used an estimated annual effective non-GAAP tax rate of 21.0%.

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